                                                                    EXHIBIT 10.2

                     ACKNOWLEDGMENT, WAIVER AND AMENDMENT #8
                                       TO
                               FINANCING AGREEMENT

         This ACKNOWLEDGMENT, WAIVER AND AMENDMENT #8 ("Amendment") TO THE AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT is made as of September 27, 2002 by and between Pemstar Inc., duly organized under the laws of the State of Minnesota ("Customer"), Turtle Mountain Corporation, duly organized under the laws of the State of North Dakota ("Turtle Mountain") and Pemstar Pacific Consultants Inc., duly organized under the laws of the State of California ("Pemstar Pacific Consultants") (Customer, Turtle Mountain and Pemstar Pacific Consultants, collectively, the "Credit Parties", individually, a "Credit Party"), and IBM Credit Corporation, a Delaware corporation ("IBM Credit").

                                    RECITALS:

         WHEREAS, the Credit Parties and IBM Credit have entered into that certain Amended and Restated Revolving Credit Agreement dated as of June 29, 2001 (as amended, supplemented or otherwise modified from time to time, the "Agreement");

         WHEREAS, the Credit Parties are in default (as more specifically explained in Section 2 hereof);

         WHEREAS, the Credit Parties are requesting that IBM Credit waive certain defaults; and

         WHEREAS, IBM Credit is willing to waive such defaults subject to the terms and conditions set forth below.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the premises set forth herein, and for other good and valuable consideration, the value and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Acknowledgment.

A. The Credit Parties acknowledge that the financial covenants set forth in Attachment A to Agreement are applicable to the financial results of the Credit Parties for the fiscal month ending August 31, 2002 (unless otherwise indicated below), and the Credit Parties were required to maintain such financial covenants at all times. The Credit Parties further acknowledge that their actual attainment was as follows:

           Covenant                   Covenant Requirement                    Covenant Actual for the monthly
           --------                   --------------------                    -------------------------------
                                                                              period ending August 31, 2002
                                                                              -----------------------------
  (a)      Net Profit after Tax       Equal to or Greater than (.25)                       N/A
           to Revenue                 percent quarterly for the fiscal
                                      quarter ending September 30, 2002

                                      Equal to or Greater than .75 percent
                                      quarterly for the fiscal year ending                 N/A
                                      December 30, 2003

                                      Equal to or Greater than .25 percent
                                      quarterly for the fiscal                             N/A

                                      quarter ending March 31, 2003

                                      Equal to or Greater than .75 percent
                                      quarterly for the fiscal quarter
                                      ending June 30, 2003                                    N/A
                                      and all fiscal quarters thereafter
  (b)      Net Profit to Tax          Equal to or Greater than (3.25)                         N/A
           After revenue              percent for the fiscal year ending
           (Annual)                   March 31, 2003 and 1.25 percent for
                                      all fiscal year ends thereafter
  (c)      Total Liabilities to       Greater than Zero and                                 1.41:1.0
           Tangible Net Worth         Equal to or less than 1.6:1.0
  (d)      Current Assets to          Greater than 2.0:1.0                        1.98:1.0
           Current Liabilities
  (e)      Fixed Charge Coverage      Equal to or Greater than 1.00:1.0                       N/A
           Ratio                      for each fiscal month beginning
                                      December 31, 2002, including the fiscal
                                      months ending January 31, 2003 and
                                      February 28, 2003, and 1.30:1.0 for each
                                      fiscal month beginning March 31, 2003 and
                                      for all fiscal months thereafter
  (f)      Maximum Capital            Less than or equal to                                   N/A
           Expenditures               $40,000,000 for the fiscal year
                                      ending March 31, 2002 and $18,000,000 for
                                      the fiscal year ending March 31, 2003 and
                                      all fiscal year ends thereafter
  (g)      Net Profit After           Equal to or greater than 1.5 percent                    N/A
           Tax to Revenue             for the fiscal quarter ending
           (U.S. Credit Parties       December 31, 2002 and all fiscal
           operations only)           quarters thereafter
  (h)      EBITDA                     Equal to or Greater than                                N/A
           (U.S. Credit Parties       ($19,000,000) for the six months
           operations only)           ending June 30, 2002 and
                                      $5,500,000 for all fiscal quarters
                                      thereafter
  (i)      EBITDA                     Equal to or Greater than                                N/A
                                      ($23,000,000) for the six
                                      months ending June 30, 2002 and
                                      $6,000,000 for all fiscal quarters
                                      thereafter

B. The Credit Parties acknowledge that the following default occurred:

           Term                                     Requirement                      Default
           ----                                     -----------                      -------
  (a)      Credit Parties failed to comply with     As required under Section        Credit Parties exceeded the
           the limits on Investments and Equity     7.16. (F) of the Agreement       limit of $ 1,500,000 under
           Investments as                                                            Section 7.16 (F) ( )

           described in Section
           7.16(f) of the Agreement                                                         related to $10,500,000
                                                                                            investment in Pemstar of
                                                                                            Mexico.

Section 3. Waivers to Agreement. Subject to the terms and conditions set forth herein including, without limitation, Section 5 hereof, IBM Credit hereby waives the defaults of the Credit Parties with the terms of the Agreement to the extent such defaults are set forth in Section 2 hereof and for the periods indicated above. The waiver shall not be effective until the conditions to effectiveness set forth in Section 5 have been fulfilled to IBM Credit's satisfaction in its sole discretion and shall not be deemed a waiver of compliance with these Sections after the date hereof. The waiver set forth herein shall not apply to any other or subsequent failures to comply with the Agreement or this Amendment.

Section 4.   Amendment.

The Agreement is hereby amended as follows:

         A. Attachment A to the Agreement is hereby amended by deleting such Attachment A in its entirety and substituting, in lieu thereof, the Attachment A attached hereto. Such new Attachment A shall be effective as of the date specified in the new Attachment A. The changes contained in the new Attachment A include, without limitation, the following:

1. Section I of Attachment A is amended in its entirety to read as follows:

"I.   Fees, Rates and Repayment Terms:

         (A) Credit Facility:
             Revolving A: Sixty-five Million Dollars ($65,000000) Revolving Credit Facility
         (B) Borrowing Base:
             (i) (a) 90% of the amount of each Credit Party's Eligible Accounts from International Business Machines Corp. ("IBM") or its domestic subsidiaries as account debtor pursuant to agreements between such Credit Party and IBM in form and substance satisfactory to IBM Credit as of the date of determination as reflected in the Customer's most recent Collateral Management Report;
             (b) 90% of the amount of each Credit Party's accounts from IBM's foreign subsidiaries as account debtor as of the date of determination as reflected in the Customer's most recent Collateral Management Report but in no event shall the aggregate amount permitted under this Section IB(i)(b) exceed One Million Dollars ($1,000,000);

             Notwithstanding Section 3.1 (A) of the Agreement, for purposes of this Section (i), Accounts from IBM that allow for payment to be made within 60 days shall be included for purposes of calculating the Borrowing Base provided that such Accounts are on standard terms and otherwise satisfy the criteria for eligibility in IBM Credit's sole discretion.

             (ii) 80% of the amount of each Credit Party's Eligible Accounts from Honeywell Inc. ("Honeywell"), Minnesota Mining & Manufacturing Company ("3M"), and Applied Materials, Inc. ("Applied Materials") as account debtor, provided such account debtors remain investment grade, in IBM Credit's sole discretion, and pursuant to agreements between such Credit Party and such account debtor, in form and substance satisfactory to IBM Credit as of the date of determination as reflected in the Customer's most recent Collateral Management Report;

             Notwithstanding Section 3.1 (A) of the Agreement, for purposes of this Section (ii), Accounts from Honeywell that allow for payment to be made within 45 days shall be included for purposes of calculating the Borrowing Base provided that such Accounts from Honeywell are on standard terms and otherwise satisfy the criteria for eligibility in IBM Credit's sole discretion.

             (iii) 80% of the amount of each Credit Party's other Eligible Accounts, other than Concentration Accounts, as of the date of determination as reflected in the Customer's most recent Collateral Management Report provided, however, IBM Credit has a first priority security interest in such Eligible Account;

             (iv) a percentage, determined from time to time by IBM Credit in its sole discretion, of the amount of Customer's Concentration Accounts for a specific Concentration Account Debtor as of the date of determination as reflected in the Customer's most recent Collateral Management Report; unless otherwise notified by IBM Credit, in writing, the percentage for Concentration Accounts for a specific Concentration Account Debtor shall be the same as the percentage set forth in paragraph (ii) of the Borrowing Base;

             The following subsections (v), (vi), (vii) and (viii) specify valuation rates for Eligible Finished Goods Inventory, Eligible Parts Inventory and Eligible Inventory (as such terms are defined below) for the following Credit Parties' at the specified locations:

             Pemstar Inc. = Rochester, MN
             Pemstar Inc. = San Jose, CA
             Pemstar Inc. = Taunton, MA
             Turtle Mountain Corporation = Dunseith, ND

             (v) Rochester, MN = 90, San Jose, CA = 0%, Taunton, MA = 0%, Dunseith, ND = 95% of the lower of (x) book value or (y) fair market value of each Credit Party's Eligible Finished Goods Inventory destined for IBM less than 180 days old;

             (vi) Rochester, MN = 80%, San Jose, CA = 0%, Taunton, MA = 0%, Dunseith, ND = 78% of the lower of (x) book value or (y) fair market value of each Credit Party's Eligible Parts Inventory destined for IBM less than 180 days old;

             (vii) Rochester, MN = 61%, San Jose, CA = 0%, Taunton, MA = 0%, Dunseith, ND = 75% of the lower of (x) book value or (y) fair market value of each Credit Party's Eligible Inventory destined for Honeywell, 3M, and Applied Materials less than 180 days old;

             (viii) Rochester, MN (other than Eligible Finished Goods Inventory, Eligible Parts Inventory and Eligible Inventory destined for Celestica) = 49%, Rochester, MN (for Eligible Finished Goods Inventory, Eligible Parts Inventory and Eligible Inventory destined for Celestica) = 44%, San Jose, CA = 41%, Taunton, MA = 55%, Dunseith, ND = 44% of the lower of (x) book value or (y) fair market value of each Credit Party's other Eligible Inventory less than 180 days old provided, however, IBM Credit has a first priority security interest in such Eligible Inventory.

             Eligible Finished Goods Inventory shall mean finished goods inventory in salable condition less than 180 days old, owned by a Credit Party free and clear of any Liens (other than Liens pursuant to this Agreement),_ and designated and identified as product to be sold to IBM as evidenced by (i) non-cancellable purchase orders from IBM or (ii) a non-cancellable written agreement that IBM will purchase such inventory, in each case, in form and substance satisfactory to IBM Credit.

             Eligible Parts Inventory shall mean parts inventory and floor stock raw materials in good condition less than 180 days old, owned by a Credit Party free and clear of any Liens (other than Liens pursuant to this Agreement), and designated and identified as parts to be used to manufacture product (the Eligible Finished Goods Inventory) to be sold to IBM as evidenced by (i) non-cancellable purchase orders from IBM to such Credit Party or (ii) a non-cancellable written agreement that IBM will purchase such inventory, in each case, in form and substance satisfactory to IBM Credit.

             Eligible Inventory shall mean raw materials, floor stock raw materials and finished goods inventory less than 180 days old owned by a Credit Party free and clear of any Liens (other than Liens pursuant to this Agreement) designated and identified by the Customer in its periodic collateral report or borrowing request to IBM Credit as inventory applicable to product sold, or to be manufactured and sold, by a Credit Party to an end user pursuant to non-cancellable purchase orders or other written agreements binding such end user to purchase such product, in each case, in form and substance satisfactory to IBM Credit.

             Notwithstanding the foregoing, IBM Credit may consider Eligible Finished Goods Inventory, Eligible Parts Inventory and/or Eligible Inventory in the Borrowing Base greater than 180 days old provided that (i) a purchase order is in place between the end-user and the Credit Party, in form and substance satisfactory to IBM Credit or
             (ii) Credit Party provides evidence to IBM Credit, in form and substance satisfactory to IBM Credit, that the end-user is paying all carrying costs associated with such Eligible Finished Goods, Eligible Parts Inventory and/or Eligible Inventory. Under no circumstances will Eligible Finished Goods, Eligible parts Inventory or Eligible Inventory be considered in the Borrowing Base if older than 365 days.

             IBM Credit will consider Eligible Finished Goods Inventory, Eligible Parts Inventory and/or Eligible Inventory to be ineligible if the end-user customer with respect to such Eligible Finished Goods Inventory, Eligible Parts Inventory and/or Eligible Inventory becomes delinquent in its payments of accounts receivable to the Credit Parties and such accounts receivable owing from such account debtor are not eligible pursuant to the terms of Section 3.1 (C) of the Agreement.

             Notwithstanding the foregoing, assets of Pemstar Pacific Consultants shall not be included for the purposes of calculating the Borrowing Base. For purposes of calculating the Borrowing Base, Pemstar Pacific Consultants shall not be deemed a Credit Party.

             In addition, to the extent IBM Credit does not have first priority security interest in any Eligible Accounts, Eligible Finished Goods Inventory, Eligible Parts Inventory and Eligible Inventory such item will not be included for purposes of calculating the Borrowing Base.

      (C)    Collateral Insurance Amount: Seventy Million Dollars ($70,000,000).
      (D)    Applicable Margin: Prime Rate plus 3.50%.

      (E)    Delinquency Fee Rate:         Prime Rate plus 6.500%.
      (F)    Shortfall Transaction Fee:    Shortfall Amount multiplied by 0.30%.
      (G)    Other Charges:
             (i) Unused Line Fee: 0.375% per annum on the daily average unused portion of the Credit Line for each day from the closing date of the Agreement and shall be computed on the basis of a 360 day year and payable monthly in arrears and upon the maturity or termination of the Agreement.

             (ii) Prepayment Fee: A prepayment premium, payable to IBM Credit in the event that the Customer terminates the Credit Line prior to Termination Date, in an amount equal to the amount of the Credit Line in effect as of the date of notice of termination or date of default, multiplied by one half of one percent (0.50%).

             (iii) Waiver Fee of Sixty-five Thousand Dollars ($65,000.00)."

2. Section III. Financial Covenants of Attachment A immediately after the definitions is amended and restated as follows:

"Customer will be required to maintain the following financial ratios, percentages and amounts as of the last day of the fiscal period under review by IBM Credit:

On a consolidated basis:


      Covenant                    Covenant Requirement
      --------                    --------------------
(a)   Net Profit after Tax        ($1,700,000) for the fiscal month ending
      to Revenue (on a monthly    September 30, 2002
      basis)                      ($2,800,000) for the fiscal month ending
                                  October 30, 2002
                                  ($3,600,000) for the two fiscal month period ending November 30, 2002

                                       ($3,700,000) for the fiscal quarter
                                       ending December 31, 2002
                                       ($2,100,000) for the fiscal month ending
                                       January 31, 2003
                                       ($2,600,000) for the two fiscal month
                                       period ending February 28, 2003
                                       ($2,000,000) for the fiscal month ending
                                       March 31, 2003, and Equal to or greater
                                       than .75 percent of Revenues quarterly
                                       for the fiscal quarter ending June 30,
                                       2003 and at all times thereafter
      (b)   Net Profit After Tax       Equal to or greater than 1.25 percent at
            to Revenue (on an annual   fiscal year ending March 31, 2004, and
            basis)                     for all fiscal year ends thereafter
      (c)   Total Liabilities to       Greater than Zero
            Tangible Net Worth         and Equal to or Less than 1.6:1.0
      (d)   Current Assets to          Greater than 1.70:1.0 for the fiscal
            Current Liabilities        months September and October 2002,
                                       greater than 1.60:1.0 for the fiscal
                                       months November and December 2002,
                                       greater than 1.50:1.0 for the fiscal
                                       months January, February and March 2003,
                                       and 2.0:1.0 at all times thereafter
      (e)   Maximum Capital            Less than or equal to $18,000,000 for the
            Expenditures               fiscal year ending March 31, 2003 and all
                                       fiscal quarters thereafter provided,
                                       however, no Credit Party may make any
                                       Capital Expenditure in excess of
                                       $1,000,000 without the prior written
                                       consent of IBM Credit.
      (f)   Net Profit After           Net loss not greater than $3,000,000 for
            Tax to Revenue             the month ending September 30, 2002
            (U.S. Credit Parties       Net loss not greater than $3,400,000 for
            operations only)           the month ending October 31, 2002
                                       Net loss not greater than $5,100,000 for
                                       the two month period ending November 30,
                                       2002;
                                       Net loss not greater than $6,200,00 for
                                       the three month period ending December
                                       31, 2002
                                       Net loss not greater than $2,700,000 for
                                       the month ending January 31, 2003
                                       Net loss not greater than $3,800,000 for
                                       the two month period ending February 28,
                                       2003
                                       Net loss not greater than $4,300,000 for
                                       the three month period ending March 31,
                                       2003; Equal to or Greater than 1.5% of
                                       Revenues for each fiscal quarter.
                                       thereafter beginning at June 30, 2003
      (g)   EBITDA                     Equal to or less than ($1,300,000) for
            (U.S. Credit Parties       the month ending September 30, 2002 Equal
            operations only)           to or less than ($1,800,000) for the
                                       month ending October 31, 2002 Equal to or
                                       less than ($1,800,000) for the two months
                                       ended November 30, 2002;
                                       Equal to or less than ($1,300,000) for
                                       the three months ending December 31, 2002
                                       Equal to or less than ($1,200,000) for
                                       the month ending January 31, 2003 Equal
                                       to or less than ($700,000) for the two
                                       months ending February 28, 2002;
                                       Equal to or greater than a $300,000 for
                                       the three months ending March 31, 2003,
                                       and Equal to or greater than $5,500,000
                                       for all fiscal quarters thereafter
      (h)   EBITDA                     Equal to or Greater than $750,000 for the
                                       month ending September 30, 2002 Not less than ($300,000) for the month ending
                                       October 31, 2002 Equal to or Greater than
                                       $1,500,000 for the two month period
                                       ending November 30, 2002 Equal to or
                                       Greater than $3,900,000 for the three
                                       month period ended December 31, 2002
                                       Equal to or greater than $300,000 for the month ending January 31,

                                       2003
                                       Equal to or Greater than $2,200,000
                                       for the two month period ending February
                                       28, 2003
                                       Equal to or Greater than $5,300,000 for
                                       the three month period ending
                                       March 31, 2003;
                                       Equal to or Greater than $6,000,000 for
                                       all fiscal quarters thereafter"

3. Attachment C to the Agreement is hereby amended by deleting such Attachment C in its entirety and substituting, in lieu thereof, the Attachment C attached hereto. Such new Attachment C shall be effective as of the date specified in the new Attachment A.

4. The definition of "Termination Date" in the Agreement is amended in its entirety to read as follows:

""Termination Date": shall mean December 31, 2003 or such other date as IBM Credit and Customer may agree from time to time in writing."

5. Section 7.16 (F) of the Agreement is amended in its entirety to read as follows:

"(F) Notwithstanding anything herein to the contrary, no Credit Party nor any Subsidiary of a Credit Party shall at any time (i) provide a guarantee of any Indebtedness of any Unrestricted Domestic Subsidiary (if any) or Foreign Subsidiary except that (x) the Customer may, pursuant to the Thai Guaranty, guarantee the obligations of Pemstar Thailand in connection with the Thai Loan Agreement provided that the aggregate amount of Customer's liability under such guaranty shall not exceed the lesser of (i) Two Million Five Hundred Thousand Dollars ($2,500,000) and (ii) the amounts due under the Thai Loan Agreement and
(y) the Customer may provide guaranties to support Foreign Subsidiaries obligations under operating leases provided that the obligations under all such guaranties do not exceed Fourteen Million Dollars ($14,000,000) in the aggregate, (ii) be liable for any other Indebtedness of any Unrestricted Domestic Subsidiary (if any) or Foreign Subsidiary, or (iii) be liable for any other Indebtedness (other than Indebtedness to U.S. Bank) which provides that the holder thereof may (upon notice, lapse of time or both) declare a default therein (or cause such Indebtedness or the payment thereof to be accelerated, payable or subject to repurchase prior to its final scheduled maturities) upon the occurrence of a default with respect to any Indebtedness of an Unrestricted Domestic Subsidiary (if any) or Foreign Subsidiary, (iv) make loans, advances, payment of money or goods to an Unrestricted Domestic Subsidiary (if any) or Foreign Subsidiary except as otherwise provided in Section 8.15 hereof, (v) make Restricted Payments to an Unrestricted Domestic Subsidiary (if any) or Foreign Subsidiary or (vi) make any Investment or equity contribution in an Unrestricted Domestic Subsidiary (if any) or Foreign Subsidiary except that a Credit Party may make an equity contribution in (w) the Unrestricted Foreign Subsidiaries (other than Pemstar Thailand) provided that the aggregate amount of all such Investments and equity contributions in all the Unrestricted Foreign Subsidiaries (other than Pemstar Thailand) do not exceed Thirteen Million Dollars ($13,000,000) in the aggregate (x) Foreign Subsidiaries (other than Unrestricted Foreign Subsidiaries and Pemstar Mexico) provided that the aggregate amount of all equity investments made by the Credit Parties in any Foreign Subsidiary (other than Unrestricted Foreign Subsidiaries and Pemstar Mexico) shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate per such Foreign Subsidiary, (y) Pemstar Mexico provided that the aggregate amount of all such Investments and equity investments in Pemstar Mexico shall not exceed Ten Million Five Hundred Thousand Dollars ($10,500,000) in the aggregate and (z) Pemstar Thailand provided that the aggregate amount of all such Investments and equity investments in Pemstar Thailand shall not exceed Three Million Six Hundred Thousand Dollars ($3,600,000) in the aggregate. No Unrestricted Domestic Subsidiary (if any) or Foreign Subsidiary may be merged into the Customer or any Credit Party or liquidate into or transfer substantially all of its assets to the Customer or any other Subsidiary (other than an Unrestricted Subsidiary) without the prior written consent of IBM Credit. The Credit Parties acknowledge that Unrestricted Domestic Subsidiaries are not permitted without the prior written consent of IBM Credit."

6. Section 8.21(b) of the Agreement is amended by deleting the reference to "(as defined in the Securities Purchase Agreement)" and substituting in lieu thereof "(as defined in the Subordinated Convertible Notes").

Section 5.  Conditions to Effectiveness of Waiver. The waiver set forth in
Section 3 hereof shall become effective only upon the fulfillment of all of the following conditions precedent, to the satisfaction of IBM Credit in its sole discretion:
(i) this Amendment shall have been executed by each of the parties hereto and IBM Credit shall have received a fully executed copy of this Amendment by no later than September 30, 2002;
(ii) the Credit Parties shall pay to IBM Credit a waiver fee, in immediately available funds, equal to Sixty- five thousand dollars ($65,000.00) on or prior to September 30, 2002. Such waiver fee payable to IBM Credit hereunder shall be nonrefundable and shall be in addition to any other fees IBM Credit may charge the Credit Parties; and
(iii) before and after giving effect to this Amendment, the representations and warranties in Section 6 of the Agreement shall be true and correct as though made on the date hereof. The execution by the Credit Parties of this Amendment shall be deemed a representation that the Credit Parties have complied with the foregoing condition; and
(iv) IBM Credit shall have received evidence satisfactory to it in its sole discretion that U.S. Bank shall have waived (in writing) all defaults under its financing facility with the Credit Parties and amended its financial covenants by no later than September 30, 2002 and such waiver and amendment shall be in form and substance satisfactory to IBM Credit or a certification from the Credit Parties that no default or event of default exists under their financing facilities with U.S. Bank and accordingly no such waiver and amendment is required.

Section 6. Additional Requirements. The Agreement is hereby amended by inserting the following additional covenants:

Additional Covenants.
(a) The Credit Parties agree that the Credit Parties shall provide to IBM Credit, in form and substance satisfactory to IBM Credit, a certified copy of the shareholder and certificate register updated to reflect the additional pledge of shares by the Credit Parties to IBM Credit of Pemstar Luxembourg S.a.r.l. shares on or prior to October 15, 2002.
(b) The Credit Parties are to deliver to IBM Credit by no later than October 15, 2002 an opinion of counsel (from counsel satisfactory to IBM Credit) covering the issuance of additional shares of Pemstar Luxembourg S.a.r.l. and such opinion shall be in form and substance satisfactory to IBM Credit.

The failure by any of the Credit Parties to comply with any of the above covenants or the failure of any of the above requirements to be satisfied (within the above time frames) in IBM Credit's determination in its sole discretion shall constitute an immediate Event of Default under the Agreement.

Section 7. Rights and Remedies. Except to the extent specifically waived herein, IBM Credit reserves any and all rights and remedies that IBM Credit now has or may have in the future with respect to each Credit Party, including any and all rights or remedies which it may have in the future as a result of each Credit Parties' failure to comply with its financial covenants or any other covenants to IBM Credit. Except to the extent specifically waived herein neither this Amendment, any of IBM Credit's actions or IBM Credit's failure to act shall be deemed to be a waiver of any such rights or remedies. The Credit Parties and IBM Credit agree that failure to comply with the terms and provisions of this Amendment or the Agreement constitute a new default under the Agreement.

Section 8. Representations and Warranties. Each Credit Party makes to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.

Section 8.1 Accuracy and Completeness of Warranties and Representations. All representations made by each Credit Party in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by each Credit Party in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading.

Section 8.2 Violation of Other Agreements. The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or cause any Credit Party not to be in compliance with the terms of any agreement to which any Credit Party is a party.

Section 8.3 Litigation. Except as has been disclosed by the Credit Parties to IBM Credit in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against any Credit Party, which, if adversely determined, would materially adversely affect any Credit Party's ability to perform any Credit Party's obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

Section 8.4 Enforceability of Amendment. This Amendment has been duly authorized, executed and delivered by the Credit Parties and is enforceable against each Credit Party in accordance with its terms.

Section 8.5 Consent of Other Lenders. The Credit Parties acknowledge and agree that the execution and delivery of this Amendment will not trigger an event of default, default or Triggering Event (as defined in the Subordinated Convertible Notes) under the terms of the Subordinated Debt (2002) and that no default or Triggering Event exists thereunder.

Section 9. Ratification of Agreement. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Nothing herein shall be deemed a waiver of any default or consent. Each Credit Party hereby ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of each Credit Party, and is not subject to any claims, offsets or defenses. The amendment contained herein shall be effective only with respect to the matters referred to herein and shall not be deemed an amendment for any other purpose whatsoever.

Section 10. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws which govern the Agreement.

Section 11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

     IN WITNESS WHEREOF, this Amendment has been executed by duly authorized representatives of the undersigned as of the day and year first above written.

IBM Credit Corporation                        Pemstar Inc.

By:         \s\ Steven A. Flanagan            By:         \s\ Al Berning
   ---------------------------------             -------------------------------

Print Name:     Steven A. Flanagan            Print Name:     Al Berning
           -------------------------                     -----------------------

Title:          Manager                       Title:          CEO
      ------------------------------                ----------------------------

Date:           September 27, 2002            Date:           September 27, 2002
     -------------------------------               -----------------------------

Turtle Mountain Corporation                   Pemstar Pacific Consultants, Inc.

By:         \s\ L.U. Feuss                    By:         \s\ Al Berning
   ---------------------------------             -------------------------------

Print Name:     L. U. Feuss                   Print Name:     Al Berning
           -------------------------                     -----------------------

Title:          Secretary                     Title:          CEO
      ------------------------------                ----------------------------

Date:           September 27, 2002            Date:           September 27, 2002
      ------------------------------               -----------------------------

Turtle Mountain Corporation

By:         \s\ Al Berning
   ---------------------------------

Print Name:     Al Berning
           -------------------------

Title:          CEO
      ------------------------------

Date:           September 27, 2002
     -------------------------------

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